UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2019

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-55264 (Commission File Number)	45-0486747 (I.R.S. Employer Identification Number)
140 Intracoastal Pointe Drive, Suite 400 Jupiter, FL 33477
(Address of principal executive offices and zip code)
(561) 743-8333
(Registrant's telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The NASDAQ Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2019, the Board of Directors of Dyadic International Inc. (“DYAI” or the “Company”) appointed Ping Rawson to serve as Chief Financial Officer, effective immediately. Ms. Rawson will assume the duties of the Company’s principal financial officer and principal accounting officer until her earlier resignation or removal. There are no reportable family relationships or related person transactions involving the Company and Ms. Rawson.

Ms. Rawson, age 44, has served as the Company’s Chief Accounting Officer since March 2018. Ms. Rawson joined the Company in June 2016 as Director of Financial Reporting. She holds an MBA in Finance, and an MS in Accounting from the State University of New York at Buffalo. She is a certified public accountant in the State of New York.

The Company set her base salary at $225,000 per year. She will also receive discretionary annual cash bonuses and other equity compensation as determined by the Company.

The Company issued a press release announcing the appointment of Ms. Rawson as the Company's Chief Financial Officer on June 27, 2018.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8 K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release dated June 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dyadic International, Inc.

Date: June 27, 2019	By:	/s/ Mark A. Emalfarb
	Name:	Mark A. Emalfarb
	Title:	Chief Executive Officer